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                                      [LETTERHEAD]


                             CONSENT OF INDEPENDENT AUDITORS



Board of Directors
Creative Host Services, Inc.
San Diego, California

We consent to the inclusion of our Independent Auditors' Report dated February 4, 1997, on the financial statements of Creative Host Services, Inc., and to the reference to us as experts, in the prospectus and registration statement on Form SB-2 filed with the Securities and Exchange Commission on June 2, 1997.



                                       /S/ Stonefield Josephson
                                         ---------------------------------
                                         ACCOUNTANCY CORPORATION

Santa Monica, California
June 2, 1997